EXHIBIT 99.1

EDCI Holdings, Inc. Announces 4Q2008 and FY2008 Results

NEW YORK – March 30, 2009 – EDCI Holdings, Inc. (NASDAQ: EDCI) (“EDCI”), the holding company for Entertainment Distribution Company, Inc., the majority shareholder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market, today reported 4Q2008 and FY2008 financial results.

4Q2008 and FY2008 Highlights

•	EDCI Cash and Short-Term Investments: $52.6 million or $7.86/share outstanding at 12/31/2008. This compares to $52.4 million or $7.83 per share outstanding at 09/30/2008.
•	EDCI Cash Burn Rate: Budgeted annual 2009 rate anticipated to be $3.6 million or approximately $0.54/share outstanding at 12/31/2008.
•	EDC Debt Declines 73% in 4Q2008: $39 million in long-term debt at 3Q2008 declines to $10 million at 12/31/2008. This compares to estimated value of Kings Mountain real estate of $7 million.
•	EDC International 4Q2008 Revenue Down 24% Y/Y: Rapid year-end decline drove FY2008 revenue decline of (6%) Y/Y to $238 million. 4Q2008 revenue down (24%) Y/Y to $66 million.

“The 4Q2008 was an excruciating period to be in the CD manufacturing and distribution business, particularly in the United States where a 6.2% 4Q2008 GDP decline added cyclical insult to the secular injury of continued digital substitution to iPods,” said Robert L. Chapman, Jr., Chief Executive Officer.  “The negative operating leverage from rapid Disc volume declines overwhelmed EDC’s high fixed cost, moderate gross margin businesses. As a result, the consummation on December 31, 2008 of the sale of EDC’s unprofitable U.S. operations to Sony DADC for over $26.0 million was critical to EDC. Clarke Bailey's M&A leadership in that divestiture should allow EDCI to focus more intensely on micro-cap public targets as public market valuations have adjusted downwards.  We are seeing many acquisition opportunities that have appealing superficial valuations, but excessive asking prices and disintegrating fundamentals remain the key impediments.”

4Q2008 and FY2008 Financial Summary

($000's)	4Q2008	4Q2007	Change	FY2008	FY2007	Change
Total revenue	$ 65,820	$ 86,586	(24.0%)	$ 238,428	$ 253,443	(5.9%)
Gross profit	16,612	20,822	(20.2%)	47,949	49,711	(3.5%)
Gross margin %	25.2%	24.0%	+120 bp.	20.1%	19.6%	+50 bp.
SG&A expense	5,131	9,621	(46.7%)	32,180	37,974	(15.3%)
SG&A as % of revenue	7.8%	11.1%	(330 bp.)	13.5%	15.0%	(150 bp.)
Adjusted EBITDA from continuing operations	13,315	13,135	1.4%	23,931	19,317	23.9%
Adjusted EBITDA from continuing operations margin	20.2%	15.2%	+500 bp.	10.0%	7.6%	+240 bp.
Impairment of long-lived assets	26,354	-		26,354	-
Operating income (loss)	(16,272)	9,715		(16,827)	5,891
Income (loss) from continuing operations	(11,158)	5,558		(12,865)	2,167
Loss from discontinued operations	(2,517)	(10,690)		(11,502)	(18,345)
Net income	(10,963)	(5,375)		(21,655)	(15,134)
Diluted EPS from continuing operations	$ (1.67)	$ 0.79		$ (1.88)	$ 0.31
Diluted EPS from discontinued operations	$ (0.38)	$ (1.53)		$ (1.68)	$ (2.62)

4Q2008 and FY2008 Operating Results

•	Revenue:

o	4Q2008 Revenue Down (24%) Y/Y: The (24%) Y/Y decline was attributable to Disc volume declines of (13%) Y/Y and to the U.S. dollar strengthening against Euro.
o	FY2008 Revenue Down (6%) Y/Y: The decrease was primarily driven by a (7%) Y/Y decline in Disc volumes.

(Period-over-period volume trend)	4Q2008 vs. 4Q2007	FY2008 vs. FY2007
EDC Hannover Manufacturing	(17%)	(9%)
EDC Hannover Distribution	(20%)	(10%)
EDC Blackburn Manufacturing	(2%)	(2%)

•	Gross Margins:

o	4Q2008 Gross Margin Percentage up 120 bp. Y/Y: The slight margin increase was due to a one-time charge incurred in 4Q2007 of $2.0 million, which lowered 4Q2007 gross margin percentage by (130 bp.).
o	FY2008 Gross Margin Percentage Relatively Flat, up only 50 bp. Y/Y: Restructuring costs of $2.8 million in FY2008 were slightly higher than a one-time charge of $2.0 million in FY2007.

•	EBITDA Margin:

o
4Q2008 EBITDA Margin up 500 bp. Y/Y:  4Q2007 included approximately $4.2 million in one-time charges.  Had these charges not been incurred, 4Q2008 EBITDA margin would have been flat Y/Y at approximately 20%.

o	FY2008 EBITDA Margin up 240 bp. Y/Y: The increase was primarily driven by a decrease in SG&A expenses of (15.3%) Y/Y.

•	Impairment of Long-Lived Assets

o
4Q2008 Impairment Charge of $26.4 million:   Negative operating conditions encountered, and anticipated to continue in 2009, as well as the loss of a significant distribution customer, indicated that the carrying value of EDC Hannover’s intangible assets exceeded the future cash flows associated with the operations of these assets.

Balance Sheet Information

($000,000's)	12/31/2008	09/30/2008	% Change
		(unaudited)
EDCI-H Cash & S/T Investments	$ 52.6	$ 52.4	0.3%
EDCI-H Long-Term Debt	-	-	0.0%
EDCI Working Capital	81.4	57.4	41.8%
EDC Unrestricted Cash	22.5	28.6	(21.2%)
EDC Accounts Receivable	19.1	25.0	(23.6%)
EDC Credit Facility & UMG Debt	10.3	38.8	(73.5%)

•	EDCI Cash:
o
EDCI cash and short-term investments were $52.6 million, or $7.86/share outstanding, at 12/31/2008.  This compares to $52.4 million, or $7.83 per share outstanding, at 09/30/2008.  EDCI’s budgeted 2009 cash burn rate is anticipated to be approximately $3.6 million, or approximately $0.54/share outstanding, at 12/31/2008.

•	EDCI Working Capital:
o
EDCI working capital was $81.4 million at 12/31/2008, approximately 41.8% higher than working capital of $57.4 million at 09/30/2008.  During 4Q2008, EDC made a scheduled debt payment of $9.0 million, paid off the $7.5 million revolving line of credit and paid down a significant amount of accounts payables and accrued liabilities.

•	EDCI NOLs:
o
As of 12/31/2008, EDCI has an estimated $288.0 million of unrestricted U.S. NOLs, which do not begin to expire until 2019.  Using a tax rate of 33%, EDCI has an estimated $14.20 per common share outstanding of future tax benefits from the NOLs.

•	EDC Accounts Receivable / DSO:
o
EDC 12/31/2008 accounts receivable was $19.1 million, down approximately 23.6% from 09/30/2008.  Days Sales Outstanding (DSO) was approximately 26 days at 12/31/2008, compared with a DSO of approximately 39 days at 09/30/2008.  Decrease in DSO due to a higher percentage of revenue in 4Q2008 derived from our largest customer, who has shorter payment terms.

•	EDC Credit Facility & UMG Debt:
o
EDC began 4Q2008 with $38.8 million but ended with $10.3 million in long-term debt.  EDC paid off $19.0 million related to its Term Loan, $7.5 million that was outstanding on its revolving credit facility, and $1.9 million on its loan with Universal. Payments were funded primarily through the proceeds received from the sale of the EDC U.S. Operations to Sony DADC and internally generated cash.

4Q2008 Key Events

Sale of EDC U.S. Operations: On 12/31/2008, EDCI closed its definitive asset purchase agreement for the sale of EDC’s distribution operations located in Fishers, Indiana, U.S. supply agreements with Universal Music Group, the equipment located in its Fishers, Indiana distribution facility and certain manufacturing equipment located in its Kings Mountain, NC facility, as well as the transfer of U.S. customer relationships to Sony DADC US Inc. (“Sony Sale”) for $26.0 million in cash and other consideration.    In the 4Q2008, a gain of $2.7 million was recorded on the Sony Sale.  The Kings Mountain, NC facility is being prepared for immediate sale and has been recorded at its estimated fair market value of $7.0 million at 12/31/2008.  We recorded losses related to our EDC U.S. operations of $13.1 million and $17.8 million in FY2008 and FY2007, respectively.  The FY2007 period includes an impairment charge of $9.8 million.

“The now-sold EDC U.S. business was in a state of meltdown in the 4Q2008, with EDC U.S. 4Q2008 Disc manufacturing volume down an astounding (33%) Y/Y, while EDC U.S. 4Q2008 Disc distribution volume fell (26%) Y/Y,” said Roger J. Morgan, EDC’s Executive VP, International Operations. “During FY2008, the U.S. music industry reported physical/CD sales declines of approximately (20%) Y/Y.”

(Period-over-period volume trend)	4Q2008 vs. 4Q2007	FY2008 vs. FY2007
U.S. Manufacturing	(33%)	(25%)
U.S. Distribution	(26%)	(20%)

The results of the EDC U.S. operations are included in discontinued operations in EDCI’s consolidated financial statements.
CONFERENCE CALL
EDCI will host a conference call to discuss the 4Q2008 and FY2008 financial results on Tuesday, March 31, 2009 at 4:30 p.m.  EDT. This press release, the financial tables, as well as other supplemental information including the reconciliation of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on EDCI’s corporate Web site, located at www.edcllc.com.

To access the conference call, please dial (800) 642-1740 or (706) 679-3928 (international callers) and reference conference code 91945279. A live webcast of the conference call will also be available on EDCI’s corporate Web site.  A replay of the conference call will be available through midnight EDT on Tuesday, April 7, 2009. The replay can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international callers). The conference code for the replay is 91945279.

ABOUT EDCI HOLDINGS, INC.
EDCI Holdings, Inc. (Nasdaq: EDCI) is a multi-national company, headquartered in New York, that is seeking to enhance shareholder value by pursuing acquisition opportunities. EDCI is the holding company of Entertainment Distribution Company, Inc., which is the majority shareholder of Entertainment Distribution Company, LLC ("EDC"), a European provider of supply chain services to the optical Disc market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry. Its clients include some of the world's best-known music, movies and gaming companies. EDC’s operations include manufacturing and distribution facilities in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcllc.com.

SAFE HARBOR STATEMENT
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon EDCI’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in EDCI’s most recently filed Annual Report on Form 10-K. These factors include, but are not limited to the current global and economic downturn; declining nature of CD and DVD industries; potential intellectual property infringement claims; variability of quarterly results and dependence on key customers; increased costs or shortages of raw materials or energy; international business risks; foreign currency translation and transaction risks; limitations on NOLs resulting from ownership changes; environmental laws and regulations; ability to attract and retain key personnel; competition; and volatility of stock price; EDCI assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

ABOUT NON-GAAP FINANCIAL MEASURES
To supplement its consolidated financial statements, which statements are prepared and presented in accordance with GAAP, EDCI uses the following non-GAAP financial measures: EBIT and EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, please see the tables captioned “Summary Schedule of non-GAAP Financial Data” included at the end of this release.

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007

ASSETS	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$ 75,112	$ 63,850
Restricted cash	7,258	1,940
Short-term investments	-	29,589
Accounts receivable, net of allowances for doubtful accounts of
$3,008 and $2,811 for 2008 and 2007, respectively	19,129	24,620
Current portion of long-term receivable	599	515
Inventories, net	4,845	6,303
Prepaid expenses and other current assets	12,513	14,689
Deferred income taxes	105	277
Assets held for sale	7,154	-
Current assets, discontinued operations	8,691	15,256
Total Current Assets	135,406	157,039
Restricted cash	25,439	26,015
Property, plant and equipment, net	21,186	28,199
Long-term receivable	3,066	4,244
Long-term investments	1,020	-
Intangible assets	-	35,053
Deferred income taxes	1,694	1,934
Other assets	4,739	4,510
Non-current assets, discontinued operations	-	39,027
TOTAL ASSETS	$ 192,550	$ 296,021

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 15,930	$ 22,860
Accrued expenses and other liabilities	24,435	30,218
Income taxes payable	-	3,697
Deferred income taxes	-	126
Loans from employees	1,142	1,267
Current portion of long-term debt	2,281	16,480
Current liabilities, discontinued operations	10,226	25,596
Total Current Liabilities	54,014	100,244
Other non-current liabilities	8,353	11,704
Loans from employees	2,490	3,646
Long-term debt	7,996	20,312
Pension and other defined benefit obligations	35,052	36,155
Deferred income taxes	-	10,195
Non-current liabilities, discontinued operations	41	1,758
Total Liabilities	107,946	184,014
Minority interest in subsidiary company	5,205	5,771
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 1,000,000 shares, no shares
issued and outstanding	-	-
Common stock, $.02 par value; authorized: 15,000,000 shares, issued and
outstanding: 2008 -- 7,019,436 shares; 2007 -- 7,015,594 shares	140	140
Additional paid in capital	371,091	370,928
Accumulated deficit	(294,988)	(273,333)
Accumulated other comprehensive income	4,583	8,501
Treasury stock at cost:
2008 -- 324,794 shares; 2007 -- 0 shares	(1,427)	-
Total Stockholders' Equity	79,399	106,236
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 192,550	$ 296,021

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2008	2007
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$ 52,684	$ 68,530
Service revenues	13,136	18,056
Total Revenues	65,820	86,586
COST OF REVENUES:	-	-
Cost of product revenues	40,454	55,155
Cost of service revenues	8,754	10,609
Total Cost of Revenues	49,208	65,764
GROSS PROFIT	16,612	20,822
OPERATING EXPENSES:
Selling, general and administrative expense	5,131	9,621
Impairment of long-lived assets	26,354	-
Amortization of intangible assets	1,399	1,486
Total Operating Expenses	32,884	11,107
OPERATING INCOME (LOSS)	(16,272)	9,715
OTHER INCOME (EXPENSE):	-	-
Interest income	554	1,081
Interest expense	(466)	(577)
Gain (loss) on currency swap, net	581	(746)
Gain (loss) on currency transactions, net	(1,268)	(223)
Other income (expense), net	(96)	163
Total Other Income (Expense)	(695)	(302)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES AND MINORITY INTEREST	(16,967)	9,413
Income tax provision (benefit)	(5,495)	3,749
Minority interest (income) expense	(314)	106
INCOME (LOSS) FROM CONTINUING OPERATIONS	(11,158)	5,558
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(2,517)	(10,690)
GAIN ON SALE OF MESSAGING BUSINESS	-	(243)
GAIN ON SALE OF EDC U.S. OPERATIONS	2,712	-
LOSS BEFORE EXTRAORDINARY ITEM	(10,963)	(5,375)
Extraordinary gain - net of income tax	-	-
NET INCOME (LOSS)	(10,963)	(5,375)
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Income (loss) from continuing operations	(1.67)	0.79
Discontinued Operations:
Loss from discontinued operations	(0.38)	(1.53)
Gain on sale of Messaging business	-	(0.03)
Gain on sale of EDC U.S. Operations	0.41	-
Extraordinary gain	-	-
Net income (loss) per weighted average common share	(1.64)	(0.77)
INCOME (LOSS) PER WEIGHTED AVERAGE DILUTED COMMON SHARE (1):
Income (loss) from continuing operations	(1.67)	0.79
Discontinued Operations:
Loss from discontinued operations	(0.38)	(1.53)
Gain on sale of Messaging business	-	(0.03)
Gain on sale of EDC U.S. Operations	0.41	-
Extraordinary gain	-	-
Net income (loss) per diluted weighted average common share	(1.64)	(0.77)

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$ 181,159	$ 195,288
Service revenues	57,269	58,155
Total Revenues	238,428	253,443
COST OF REVENUES:
Cost of product revenues	151,722	164,550
Cost of service revenues	38,757	39,182
Total Cost of Revenues	190,479	203,732
GROSS PROFIT	47,949	49,711
OPERATING EXPENSES:
Selling, general and administrative expense	32,180	37,974
Impairment of long-lived assets	26,354	-
Amortization of intangible assets	6,242	5,846
Total Operating Expenses	64,776	43,820
OPERATING INCOME (LOSS)	(16,827)	5,891
OTHER INCOME (EXPENSE):	-	-
Interest income	3,447	4,496
Interest expense	(2,225)	(2,422)
Gain (loss) on currency swap, net	1,462	(3,152)
Gain (loss) on currency transactions, net	(3,233)	761
Other income (expense), net	(440)	234
Total Other Income (Expense)	(989)	(83)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES AND MINORITY INTEREST	(17,816)	5,808
Income tax provision (benefit)	(4,643)	3,400
Income tax benefit	-	-
Minority interest (income) expense	(308)	241
INCOME (LOSS) FROM CONTINUING OPERATIONS	(12,865)	2,167
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(11,502)	(18,345)
GAIN ON SALE OF MESSAGING BUSINESS	-	1,044
GAIN ON SALE OF EDC U.S. OPERATIONS	2,712	-
LOSS BEFORE EXTRAORDINARY ITEM	(21,655)	(15,134)
Extraordinary gain - net of income tax	-	-
NET INCOME (LOSS)	(21,655)	(15,134)
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Income (loss) from continuing operations	(1.88)	0.31
Discontinued Operations:
Loss from discontinued operations	(1.68)	(2.62)
Gain on sale of Messaging business	-	0.15
Gain on sale of EDC U.S. Operations	0.40	-
Extraordinary gain	-	-
Net income (loss) per weighted average common share	(3.17)	(2.16)
INCOME (LOSS) PER WEIGHTED AVERAGE DILUTED COMMON SHARE (1):
Income (loss) from continuing operations	(1.88)	0.31
Discontinued Operations:
Loss from discontinued operations	(1.68)	(2.62)
Gain on sale of Messaging business	-	0.15
Gain on sale of EDC U.S. Operations	0.40	-
Extraordinary gain	-	-
Net income (loss) per diluted weighted average common share	(3.17)	(2.16)

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

EDCI Holdings, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations and earnings before interest, taxes, and depreciation and amortization from continuing operations.

EBITDA is income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.  For analysis purposes, we have added back the impairment charge to arrive at adjusted EBITDA since, like depreciation, it is a non-cash charge.

	4Q 2008	4Q 2007	FY 2008	FY 2007

Income (loss) from continuing operations	(11,158)	5,558	(12,865)	2,167

Income tax provision (benefit)	(5,495)	3,749	(4,643)	3,400
(Gain) loss on currency swap, net	(581)	746	(1,462)	3,152
(Gain) loss on currency transaction, net	1,268	223	3,233	(761)
Interest (income) expense, net	(88)	(504)	(1,222)	(2,074)
Depreciation and amortization	2,919	3,526	14,096	13,667
Other (income) expense, net	96	(163)	440	(234)
EBITDA from continuing operations	(13,039)	13,135	(2,423)	19,317
Impairment	26,354	-	26,354	-
Adjusted EBITDA from continuing operations	$ 13,315	$ 13,135	$ 23,931	$ 19,317